EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Service 1st Bancorp's 2004 Stock Option Plan of our report dated February 5, 2004, except for Note 18, as to which the date is February 27, 2004, relating to the financial statements of Service 1st Bancorp and its subsidiary, Service 1st Bank, for the years ended December 31, 2003 and 2002, included in its Annual Report on Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 30, 2004.


                                            /s/ VAVRINEK, TRINE, DAY & CO., LLP

Laguna Hills, California
June 22, 2004

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